Exhibit 99.1

AITX’s RAD Reports Preliminary 12.4% Two-Month Increase in Billed Recurring Monthly Revenue Driven by Stationary Devices

Preliminary Figures Show Two Months of Growth Entirely from the Established Stationary Portfolio, with ROAMEO, SARA and RAIA Representing Future Growth Opportunities

Detroit, Michigan, November 12, 2026 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), grew billed recurring monthly revenue (billed RMR) by 12.4% over two months, with all growth generated by its stationary device portfolio. Billed RMR reached $663,906 in October 2026, up $73,409 from $590,497 in August 2026. October’s billing level represents an annualized billed recurring revenue run rate of nearly $8.0 million. These preliminary, unaudited figures are based on the Company’s internal accounting records and may change upon completion of the Company’s quarterly review.

RAD’s billed RMR growth accelerated during the first two months of the Company’s third fiscal quarter, which runs from September through November 2026. Billed RMR increased $33,804, or 5.7%, in September and $39,605, or 6.3%, in October. October delivered both a larger dollar increase and a higher percentage gain on an already expanded recurring billing base.

“Our core stationary business is delivering, with October producing an even stronger increase in recurring billings than September,” said Steve Reinharz, CEO/CTO and founder of AITX and RAD. “We are expanding the recurring billing base while lowering the cost of operating the business. That is progress on both sides of the equation, and it is how we intend to close the gap to positive operational cash flow.”

The entire increase was generated by RAD’s standard stationary device portfolio, strengthening the Company’s established recurring subscription base. This growth was achieved without contributions from ROAMEO™, SARA™ or RAIA™, which the Company views as future growth opportunities.

“Our stationary business is building the recurring revenue foundation for our next stage of growth,” Reinharz added. “As we outlined in our November 10 roadmap update, we are concentrating engineering resources on SARA, RAIA and the continued advancement of ROAMEO. We see these as three pillars of future growth, supported by an established business that is delivering results today. Leadership means making hard choices about priorities and having the resolve to see them through. We have made those choices, and we are determined to turn that focus into a larger, stronger recurring revenue business.”

About Billed RMR

Billed RMR is the net recurring subscription revenue billed to customers each month and collectible under standard payment terms. RAD primarily offers its solutions through monthly subscriptions, typically with a minimum contract term of 12 months.

Billed RMR is an operating metric, is not prepared in accordance with U.S. GAAP and has not been reconciled to any GAAP measure in this release. It is not a substitute for revenue reported in the Company’s financial statements.

The billed RMR figures in this release are preliminary and unaudited, based on the Company’s internal accounting records and subject to change upon completion of its quarterly review. Final figures may differ materially.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industryi with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD’s solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company’s ability to deliver practical and scalable solutions.

The Company’s solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

i https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company’s filings with the Securities and Exchange Commission.

Cautionary Disclosure About Forward Looking Statements

This press release contains forward looking statements, including statements regarding continued growth in billed recurring monthly revenue; the future contributions of the Company’s stationary device portfolio, ROAMEO, SARA and RAIA; the anticipated benefits of concentrating engineering resources on those programs; expected operating cost reductions; the Company’s internal targets for monthly operating cash breakeven; the Company’s efforts to narrow the gap to positive operational cash flow and build a larger recurring revenue business.

These statements reflect management’s current expectations and assumptions and are subject to significant risks and uncertainties. Actual results may differ materially. The growth reported for September and October 2026 may not continue, and the Company may not achieve or sustain positive operational cash flow.

The annualized billed recurring revenue run rate presented in this release is calculated by multiplying October 2026 billed RMR by 12. It illustrates the annual equivalent of that month’s billing level and is not a forecast of annual billings, revenue recognized under U.S. GAAP or cash collections. Billed amounts may not be collected when anticipated or in full. The underlying figures are preliminary and unaudited and may change materially following the Company’s quarterly review.

Risks include customer concentration of the Company’s revenue in its largest customer, which has reduced its spending since December 2025, cancellations or non-renewals; delays in deployments, billing or collections; changes in pricing, product mix or margins; development, integration, production or commercialization delays; customer adoption below expectations; cost reductions being delayed, smaller than anticipated or offset by other expenditures; staffing or resource reductions affecting execution, service or retention; and debt service, inventory purchases, deferred compensation and other cash requirements exceeding expectations. The availability and terms of financing may also affect the Company’s ability to execute its plans.

Readers should not place undue reliance on forward looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update them. This release does not constitute an offer to sell or the solicitation of an offer to buy securities. The Company does not qualify for the statutory safe harbor for forward looking statements under the Private Securities Litigation Reform Act of 1995.

Certain Information Regarding the Company’s Financial Condition

The Company has not been profitable in any fiscal year of its operating history and has reported significant operating losses, negative working capital and a stockholders’ deficit. Its independent auditor’s report expresses substantial doubt regarding its ability to continue as a going concern. The Company’s cash on hand is insufficient to fund operations for an extended period without additional financing. Such financing may not be available on acceptable terms or at all and may substantially dilute existing stockholders.

The Company’s previously described operating cash breakeven measure compares recognized revenue with operating cash payments and excludes debt service and inventory purchases for device builds. Progress toward that objective does not establish GAAP profitability or eliminate financing needs, deferred obligations or other cash requirements.

Investors should review the Company’s Annual Report for the fiscal year ended February 28, 2026, as amended, its Quarterly Report for the period ended August 31, 2026, and subsequent filings with the Securities and Exchange Commission for additional information regarding its financial condition, financing arrangements and risks.

###

Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com